UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	A Special Meeting of Stockholders (the Special Meeting) of Pepco Holdings, Inc. (Pepco Holdings) was held on September 23, 2014.

(b)	At the Special Meeting, Pepco Holdings’ stockholders adopted an Agreement and Plan of Merger, dated as of April 29, 2014, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014 (the Merger Agreement), among Pepco Holdings, Exelon Corporation, a Pennsylvania corporation (Exelon), and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Exelon, whereby Purple Acquisition Corp. will be merged with and into Pepco Holdings, with Pepco Holdings being the surviving corporation (the Merger). The final voting results regarding this proposal were as follows:

			Broker
For	Against	Abstain	Non-Votes
165,952,537	5,658,051	1,562,227	0

At the Special Meeting, Pepco Holdings’ stockholders approved, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Pepco Holdings in connection with the completion of the Merger. The final voting results regarding this proposal were as follows:

			Broker
For	Against	Abstain	Non-Votes
94,827,180	74,345,819	3,999,815	0

Because sufficient votes were received to adopt the Merger Agreement, the proposal to approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement was not voted upon at the Special Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	September 23, 2014	/s/ JOSEPH M. RIGBY
Name: Joseph M. Rigby Title: Chairman, President and Chief Executive Officer

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